Exhibit 1.01

CONFLICT MINERALS REPORT OF 2025

TO

FORM SD SPECIALIZED DISCLOSURE REPORT

OF

ECOLAB INC.

I.Introduction

Except where the context otherwise requires, references in this Conflict Minerals Report to “Ecolab,” “Company,” “we” and “our” are to Ecolab Inc. and its subsidiaries, collectively. As used herein and consistent with the Conflict Minerals Rule (as such term is defined below), (1) “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold and wolframite, and their metallic-form derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals, and (2) the “Conflict Minerals Rule” is, collectively, Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD.

Applicability of the Conflict Minerals Rule to Our Company

A trusted partner for millions of customers, we are a global leader in water, hygiene and infection prevention solutions and services that protect people and the resources vital to life. For more than a century, we have advanced innovation by integrating science-based solutions, data-driven insights, AI-technology and world-class service. This unique combination enables us to partner with customers to define what best-in-class looks like and scale it across their operations, helping them achieve peak performance. Today, we have $16 billion in annual sales, 48,000 associates and customers in more than 170 countries and 40 industries. We help protect one-third of the world’s food production and a quarter of the power generated while delivering innovative solutions across food, healthcare, data centers, microelectronics, life sciences and hospitality. Our comprehensive approach protects what’s vital, aiming by 2030 to help protect 2 billion people from infections and enough drinking water for 1 billion people while enhancing business performance.

We are required to make filings pursuant to the Conflict Minerals Rule because some of the products that we manufacture or contract to manufacture contain metallic forms of 3TG that are necessary to the functionality or production of the products. Not all of our products contain 3TG. The 3TG content in our products accounts for only a small percentage of the total materials content. Our in-scope products taken together as a whole include all four 3TG, though each in-scope product does not include all four 3TG.

We do not directly source 3TG from mines, smelters or refiners, and we believe that we are in most cases many levels removed from these market participants. However, through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with our Conflict Minerals Policy described below.

Reasonable Country of Origin Information

As required by the Conflict Minerals Rule, for 2025, we conducted a “reasonable country of origin inquiry” (“RCOI”) of the direct suppliers of the components, parts or products believed by us to contain 3TG. Our RCOI was reasonably designed to determine in good faith whether any of the 3TG in our in-scope products may have originated or did originate in the Democratic Republic of the Congo (“DRC”) or an adjoining country or from recycled or scrap sources. For our RCOI, we utilized the processes and procedures contemplated by Steps 1 and 2 of the OECD Guidance (as defined below). These steps of the OECD Guidance are described under “Design of Due Diligence Measures” and “Due Diligence Measures Performed by Ecolab.”

In connection with our RCOI, the Conflict Minerals Reporting Templates (as defined below) provided by our suppliers identified 366 smelters and refiners that processed the necessary 3TG contained in our in-scope products. The percentage of these smelters and refiners that were listed as “conformant” by the Responsible Minerals Initiative (“RMI”) with applicable Responsible Minerals Assurance Process (“RMAP”) assessment protocols or equivalent cross-recognized assessment protocols, “active” with respect to progressing to compliance with such protocols, and not conformant or active as of April 24, 2026 are set forth in the table below. These smelters and refiners and their compliance status are listed on Annexes I and II.

Smelter or	Conflict Minerals
Refiner	Gold		Tantalum		Tin		Tungsten		Total
Status	No.	%	No.	%	No.	%	No.	%	No.	%
Conformant	107	56.9%	34	91.9%	52	65.8%	35	57.4%	228	62.5%
Active	4	2.1%	1	2.7%	6	7.6%	3	4.9%	14	3.8%
Not Conformant or Active	77	41.0%	2	5.4%	21	26.6%	23	37.7%	123	33.7%

To help achieve a greater level of specificity in determining the countries of origin of the 3TG processed by the smelters and refiners identified by our suppliers, we continued our practice of enlisting the services of a third-party service provider (the “Reviewer”) to review the smelters and refiners identified to us and provide us with a list of the related countries of origin and plausible countries of origin known to it. The identified countries of origin are listed below under “Product, Smelter and Refiner and Country of Origin Information.” Our country of origin and plausibility determinations are derived from information provided to us by the Reviewer. This information is based on, among other things, RMAP audits, smelter and refiner disclosures, other information known to the Reviewer through its work in this subject area and mineral origin information in reports published by the U.S. Geological Survey. Certain of the other compliance activities described in this Conflict Minerals Report also were performed on our behalf by the Reviewer.

Based on the information provided by the Reviewer and our own analysis of that information, we had reason to believe that some of the identified smelters and refiners sourced from the DRC and its adjoining countries. Based on the results of our RCOI, we conducted due diligence for 2025. These due diligence efforts are discussed below.

II.Design of Due Diligence Measures

We designed our 3TG compliance procedures based on, and in conformity in all material respects with, the applicable portions of the five step framework of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (2016 Third Edition), including the supplements on tin, tantalum and tungsten and gold (the “OECD Guidance”). Selected elements of our program design are discussed below. The headings below conform to the headings used in the OECD Guidance for each of the five steps. Selected due diligence measures that we took in respect of 2025 are discussed below under “Due Diligence Measures Performed by Ecolab.”

1.Establish strong company management systems

a.We have a team of responsible personnel from our regulatory affairs, global supply chain, legal, and research, development and engineering functions for the management and continued implementation of our 3TG compliance strategy. We also utilize specialist outside counsel and other advisors to assist us with our compliance efforts.

b.We have adopted and communicate to our suppliers and the public a company policy regarding 3TG (the “Conflict Minerals Policy”) for our supply chain. Among other things, the Conflict Minerals Policy contains our expectations that our suppliers: (i) supply materials to Ecolab that are “DRC Conflict-Free”; (ii) adopt policies and management systems with respect to 3TG and require their suppliers to adopt similar policies and systems; (iii) establish their own due diligence program to ensure conflict-free supply chains; and (iv) respond to survey requests in a timely manner, and with full disclosure, following the specific instructions provided. The Conflict Minerals Policy indicates that, in the event Ecolab determines that a supplier’s efforts to comply with the Conflict Minerals Policy have been deficient and the supplier fails to cooperate in developing and implementing reasonable remedial steps, Ecolab reserves the right to take appropriate actions up to and including discontinuing purchases from the supplier. Our policy is available on our website at https://www.ecolab.com/about/suppliers/supplier-policies.

Through our procurement policies and industry association membership and participation we support responsible sourcing from the DRC region. We do not support embargoes of the region.

c.We utilize the Conflict Minerals Reporting Template (the “Conflict Minerals Reporting Template”) developed by the RMI to identify smelters and refiners in our supply chain. The Conflict Minerals Reporting Template requests suppliers to provide information concerning the usage and source of 3TG in the products they provide Ecolab, as well as information concerning their related compliance efforts.

d.We have implemented an IT solution managed by a third party to engage our direct suppliers and to maintain responses relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions, in an electronic format for at least five years.

e.Our procurement terms and conditions and our Supplier Code of Conduct contain provisions relating to the sourcing of 3TG to be contained in our products.

f.In addition to other reporting methods set forth on our website and in our Code of Conduct and Supplier Code of Conduct, which is available on our website, we have a dedicated email address, conflictminerals@ecolab.com, which can be used by interested internal and external parties to contact Ecolab with respect to its supplier surveys, Conflict Minerals Policy and related matters such as grievances, concerns and other possibly relevant information. This email serves as our grievance mechanism.

2.Identify and assess risk in the supply chain

a.We request that suppliers provide us with information concerning the usage and source of 3TG in the parts that they sell to us and their related compliance efforts through the completion of a Conflict Minerals Reporting Template. We follow up by email with suppliers that do not respond to the request within a specified time frame.

b.Our IT solution utilizes programming logic to review the Conflict Minerals Reporting Templates that we receive from suppliers and flags responses not conforming to specified criteria.

c.Smelter and refiner data are reviewed for us through the IT solution and by the Reviewer to verify, to the extent known by the Reviewer based on its research and other information as described earlier in this Conflict Minerals Report, (a) the validity of the smelters and refiners identified to us by the suppliers, (b) the audit status of such smelters and refiners, (c) the country of origin of the 3TG processed by such smelters and refiners, (d) the plausibility of the identified countries of origin having 3TG reserves or mines, and (e) whether such smelters and refiners obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country.

3.Design and implement a strategy to respond to identified risks

We have procedures for monitoring and reporting on risk to designated senior management, including our Executive Vice President and Chief Supply Chain Officer, on an ongoing basis. Pursuant to these procedures, our 3TG compliance team also reports the findings of its compliance efforts to a steering committee comprised of management personnel from our global supply chain, regulatory affairs, legal, and research and development functions.

We utilize a risk mitigation framework that allows for a flexible response commensurate with the risks identified. Under the framework, actions range from supplier education and follow-up to discontinuing purchases from a supplier.

In addition, to the extent that identified smelters and refiners are not listed as conformant, we seek to exercise leverage over these smelters and refiners to become so.

4.Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

The RMAP uses an independent third-party assessment of smelter and refiner management systems and sourcing practices to validate conformance with RMAP standards. The assessment employs a risk-based approach to validate smelters’ and refiners’ company level management processes for responsible mineral procurement.

In connection with our due diligence, we utilize and rely on information made available by the RMI concerning RMAP assessments to determine whether a smelter or refiner is conformant.

5.Report on supply chain due diligence

We file a Form SD and a Conflict Minerals Report with the Securities and Exchange Commission and make these documents available on our website at https://www.ecolab.com/about/suppliers/supplier-policies.

III.Due Diligence Measures Performed by Ecolab

Ecolab has performed the due diligence and related measures set forth below in respect of 2025. These are not all of the measures that we took in respect of 2025 in furtherance of our Conflict Minerals Policy and 3TG compliance program or pursuant to the Conflict Minerals Rule and the OECD Guidance.

We leveraged procurement analytics and digital solutions data to determine the suppliers deemed to be in scope.

We sent requests to our in-scope suppliers to provide us with a completed Conflict Minerals Reporting Template. We made repeated follow-up requests with the suppliers that did not provide a response within the specified time frame. Additionally, we engaged additional resources for the follow-up solicitations.

We reviewed the completed responses received from the suppliers based on our approved review criteria to identify incomplete responses and specified sourcing risks and sent follow-up emails to suppliers providing incomplete or non-conforming responses.

We utilized the IT solution and the Reviewer to verify, to the extent known by the Reviewer based on its research and other information as described in this Conflict Minerals Report, (a) the validity of the smelters and refiners identified to us by the suppliers, (b) the audit status of such smelters and refiners, (c) the country of origin of the 3TG processed by such smelters and refiners, (d) the plausibility of the identified countries of origin having 3TG reserves or mines, and (e) whether such smelters and refiners obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country.

Our 3TG compliance team reported the findings of its compliance efforts in respect of 2025 to our management steering committee, which is described earlier in this Conflict Minerals Report.

IV.Product, Smelter and Refiner and Country of Origin Information

In-Scope Product Categories

For 2025, our in-scope products were in the following product categories:

A. Ecolab-designed equipment used for the control and dispensing of chemical products.

B. Healthcare patient management systems and other miscellaneous components related to our Healthcare products.

C.Decontamination systems utilizing hydrogen peroxide vapor related to our Life Sciences business.

Identified Smelters and Refiners

In connection with our due diligence, our suppliers identified the verified smelters and refiners listed in Annex I and Annex II below as having processed the necessary 3TG contained in our in-scope products in 2025. However, it is possible that not all of them processed the necessary 3TG contained in our in-scope products. In some cases, suppliers may have reported smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. Additionally, the smelters and refiners listed in the Annexes may not be all of the smelters and refiners in our supply chain, since the suppliers may have been unable to identify the smelters and refiners of some of the necessary 3TG content contained in our in-scope products and because not all suppliers responded to our inquiries.

Annex I provides a list of smelters and refiners reported by the RMI as conformant with applicable RMAP or equivalent cross-recognized assessment protocols or active with respect to progressing to compliance with such protocols. Annex II provides a list of verified smelters and refiners that were not conformant or active.

Potential Countries of Origin

In addition to sourcing from recycled and scrap sources, based on information received from the Reviewer, Ecolab believes the country of origin of the 3TG sourced by the smelters and refiners in the Annexes may include the following:

Angola* Argentina Armenia Australia Austria Bolivia Brazil Burundi* Cambodia Canada Central African Republic* Chile China Colombia Congo* Congo, Democratic Republic of the* Cote D’Ivoire Czechia Djibouti Ecuador Egypt	Estonia Ethiopia Finland France Germany Ghana Guinea Guyana India Indonesia Ireland Israel Italy Japan Jersey Kazakhstan Kenya Korea, Republic of Kyrgyzstan Laos People’s Democratic Republic	Madagascar Malaysia Mali Mexico Mongolia Morocco Mozambique Myanmar Namibia New Zealand Niger Nigeria Papua New Guinea Peru Philippines Poland Portugal Russian Federation Rwanda* Saudi Arabia Sierra Leone	Slovakia South Africa South Sudan* Spain Suriname Sweden Switzerland Taiwan Tajikistan Tanzania, United Republic of* Thailand Turkey Uganda* United Kingdom United States Uzbekistan Viet Nam Zambia* Zimbabwe

*The DRC or adjoining countries.

For 2025, notwithstanding our compliance efforts, we may not have been able to determine the facilities where at least a portion of the necessary 3TG contained in each of our in-scope products were processed. We also may not have been able to determine the country of origin for at least a portion of the necessary 3TG contained in each of our in-scope products. None of the necessary 3TG contained in our in-scope products were determined by us to directly or indirectly finance or benefit armed groups in the DRC or an adjoining country. However, we did not conclude that any of our products were “DRC conflict free.” The terms “adjoining country,” “armed group” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule.

We endeavored to determine the mine or location of origin of the necessary 3TG contained in our in-scope products by requesting that the suppliers provide us with a completed Conflict Minerals Reporting Template and through the other measures described in this Conflict Minerals Report. Additionally, the Reviewer assisted us in determining whether the smelters and refiners identified to us by our suppliers obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country to the extent known by the Reviewer from its research.

V.Steps to Improve Due Diligence

We intend to take the following additional steps to mitigate the risk that the necessary 3TG in our in-scope products benefit armed groups:

●	Continue to follow up with suppliers that were unresponsive, provided non-conforming responses or provided company-level responses rather than product-level responses.

●	Continue to make improvements to our scoping processes, including our product scoping database, to better align data from supplier responses to our products and eliminate smelters and refiners with no relation to our products.

●	Continue to engage with certain suppliers listing smelters and refiners sourcing 3TG in the DRC and adjoining countries to encourage the use of smelters and refiners validated as conformant with applicable RMAP assessment protocols.

Cautionary Statement about Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “intend” and the like, or the use of the future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary 3TG (as such term is defined below) benefit armed groups.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source 3TG, (3) the accuracy and validity of the audits conducted under the RMAP assessment protocols and analogous audit programs with which the RMI has a mutual recognition agreement and (4) political and regulatory developments, whether in the DRC region, the United States or elsewhere. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the filing of this document. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of the filing of this document or to reflect the occurrence of unanticipated events.

ANNEX I

List of Facilities Conformant with RMAP or

Equivalent Cross-Recognized Assessment Protocols or on RMI Active List

Smelter or Refiner Name	Mineral	Smelter or Refiner Location
8853 S.p.A.	Gold	ITALY
ABC Refinery Pty Ltd.	Gold	AUSTRALIA
Abington Reldan Metals, LLC	Gold	UNITED STATES
Advanced Chemical Company	Gold	UNITED STATES
Agosi AG	Gold	GERMANY
Aida Chemical Industries Co., Ltd.	Gold	JAPAN
Al Etihad Gold Refinery DMCC	Gold	UNITED ARAB EMIRATES
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	UZBEKISTAN
AngloGold Ashanti Corrego do Sitio Mineracao	Gold	BRAZIL
Argor-Heraeus S.A.	Gold	SWITZERLAND
ASAHI METALFINE, Inc.	Gold	JAPAN
Asahi Refining Canada Ltd.	Gold	CANADA
Asahi Refining USA Inc.	Gold	UNITED STATES
Asaka Riken Co., Ltd.	Gold	JAPAN
Aurubis AG	Gold	GERMANY
Bangalore Refinery	Gold	INDIA
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	PHILIPPINES
Boliden Mineral AB (Ronnskar)	Gold	SWEDEN
C. Hafner GmbH + Co. KG	Gold	GERMANY
Cendres + Metaux S.A.	Gold	SWITZERLAND
Chimet S.p.A.	Gold	ITALY
Chugai Mining	Gold	JAPAN
Coimpa Industrial LTDA	Gold	BRAZIL
Daye Non-Ferrous Metals Mining Ltd.	Gold	CHINA
Dongwu Gold Group	Gold	CHINA
Dowa	Gold	JAPAN
DSC (Do Sung Corporation)	Gold	KOREA, REPUBLIC OF
Eco-System Recycling Co., Ltd. East Plant	Gold	JAPAN
Eco-System Recycling Co., Ltd. North Plant	Gold	JAPAN
Eco-System Recycling Co., Ltd. West Plant	Gold	JAPAN
Elite Industech Co., Ltd.	Gold	TAIWAN
GG Refinery Ltd.	Gold	TANZANIA, UNITED REPUBLIC OF
Glencore Canada Corporation - CCR Refinery	Gold	CANADA
Gold by Gold Colombia	Gold	COLOMBIA
Gold Corporation - The Perth Mint	Gold	AUSTRALIA

Smelter or Refiner Name	Mineral	Smelter or Refiner Location
Great Wall Precious Metals Co., Ltd. of CBPM	Gold	CHINA
Heimerle + Meule GmbH	Gold	GERMANY
Heraeus Germany GmbH Co. KG	Gold	GERMANY
Heraeus Metals Hong Kong Ltd.	Gold	CHINA
Impala Platinum - Base Metal Refinery (BMR)	Gold	SOUTH AFRICA
Impala Platinum - Platinum Metals Refinery (PMR)	Gold	SOUTH AFRICA
Impala Platinum - Rustenburg Smelter	Gold	SOUTH AFRICA
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	CHINA
International Precious Metal Refiners	Gold	UNITED ARAB EMIRATES
Ishifuku Metal Industry Co., Ltd.	Gold	JAPAN
Istanbul Gold Refinery	Gold	TURKEY
Italpreziosi	Gold	ITALY
Japan Mint	Gold	JAPAN
Jiangxi Copper Co., Ltd.	Gold	CHINA
JX Advanced Metals Corporation	Gold	JAPAN
Kazzinc Ltd	Gold	KAZAKHSTAN
Kennecott Utah Copper LLC	Gold	UNITED STATES
KGHM Polska Miedz Spolka Akcyjna	Gold	POLAND
Kojima Chemicals Co., Ltd.	Gold	JAPAN
Korea Zinc Co., Ltd.	Gold	KOREA, REPUBLIC OF
Kyrgyzaltyn JSC	Gold	KYRGYZSTAN
LS MnM Inc.	Gold	KOREA, REPUBLIC OF
LT Metal Ltd.	Gold	KOREA, REPUBLIC OF
Materion	Gold	UNITED STATES
Matsuda Sangyo Co., Ltd.	Gold	JAPAN
Metal Concentrators SA (Pty) Ltd.	Gold	SOUTH AFRICA
Metalor Technologies (Hong Kong) Ltd.	Gold	CHINA
Metalor Technologies (Singapore) Pte., Ltd.	Gold	SINGAPORE
Metalor Technologies (Suzhou) Ltd.	Gold	CHINA
Metalor Technologies S.A.	Gold	SWITZERLAND
Metalor USA Refining Corporation	Gold	UNITED STATES
Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	MEXICO
Minera Titan del Peru SRL (MTP) - Belen Plant*	Gold	PERU
Mitsubishi Materials Corporation	Gold	JAPAN
Mitsui Mining and Smelting Co., Ltd.	Gold	JAPAN
MKS PAMP SA	Gold	SWITZERLAND
MMTC-PAMP India Pvt., Ltd.	Gold	INDIA
Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	TURKEY
Navoi Mining and Metallurgical Combinat	Gold	UZBEKISTAN
NH Recytech Company	Gold	KOREA, REPUBLIC OF

Smelter or Refiner Name	Mineral	Smelter or Refiner Location
Nihon Material Co., Ltd.	Gold	JAPAN
Oegussa Oesterreichische Gold- und Silber-Scheideanstalt GmbH	Gold	AUSTRIA
Ohura Precious Metal Industry Co., Ltd.	Gold	JAPAN
Planta Recuperadora de Metales SpA	Gold	CHILE
PT Aneka Tambang (Persero) Tbk	Gold	INDONESIA
PX Precinox S.A.	Gold	SWITZERLAND
Rand Refinery (Pty) Ltd.	Gold	SOUTH AFRICA
REMONDIS PMR B.V.	Gold	NETHERLANDS
Royal Canadian Mint	Gold	CANADA
SAAMP	Gold	FRANCE
Safimet S.p.A	Gold	ITALY
SAFINA A.S.	Gold	CZECHIA
SAM Precious Metals FZ-LLC	Gold	UNITED ARAB EMIRATES
SEMPSA Joyeria Plateria S.A.	Gold	SPAIN
Shandong Gold Smelting Co., Ltd.	Gold	CHINA
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CHINA
Shenzhen CuiLu Gold Co., Ltd.	Gold	CHINA
Sichuan Tianze Precious Metals Co., Ltd.	Gold	CHINA
Solar Applied Materials Technology Corp.	Gold	TAIWAN
SOLEIL METALS (Chala One Plant)*	Gold	PERU
SOLEIL METALS (YAKARI Plant)*	Gold	PERU
Sumitomo Metal Mining Co., Ltd.	Gold	JAPAN
SungEel HiMetal Co., Ltd.	Gold	KOREA, REPUBLIC OF
T.C.A S.p.A	Gold	ITALY
Tanaka Kikinzoku Kogyo K.K.	Gold	JAPAN
TITAN COMPANY LIMITED, JEWELLERY DIVISION*	Gold	INDIA
Tokuriki Honten Co., Ltd.	Gold	JAPAN
TOO Tau-Ken-Altyn	Gold	KAZAKHSTAN
Umicore S.A. Business Unit Precious Metals Refining	Gold	BELGIUM
United Precious Metal Refining, Inc.	Gold	UNITED STATES
Valcambi S.A.	Gold	SWITZERLAND
WIELAND Edelmetalle GmbH	Gold	GERMANY
Yamakin Co., Ltd.	Gold	JAPAN
Yokohama Metal Co., Ltd.	Gold	JAPAN
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CHINA
Zijin Mining Group Gold Smelting Co. Ltd.	Gold	CHINA
AMG Brasil	Tantalum	BRAZIL
D Block Metals, LLC	Tantalum	UNITED STATES
F&X Electro-Materials Ltd.	Tantalum	CHINA
FIR Metals & Resource Ltd.	Tantalum	CHINA

Smelter or Refiner Name	Mineral	Smelter or Refiner Location
Global Advanced Metals Aizu	Tantalum	JAPAN
Global Advanced Metals Boyertown	Tantalum	UNITED STATES
Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum	CHINA
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CHINA
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
Jiangxi Suns Nonferrous Materials Co. Ltd.*	Tantalum	CHINA
Jiangxi Tuohong New Raw Material	Tantalum	CHINA
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CHINA
Jiujiang Tanbre Co., Ltd.	Tantalum	CHINA
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
KEMET de Mexico	Tantalum	MEXICO
Materion Newton Inc.	Tantalum	UNITED STATES
Metallurgical Products India Pvt., Ltd.	Tantalum	INDIA
Mineracao Taboca S.A.	Tantalum	BRAZIL
Mitsui Mining and Smelting Co., Ltd.	Tantalum	JAPAN
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CHINA
NPM Silmet OU	Tantalum	ESTONIA
PowerX Ltd.	Tantalum	RWANDA
QuantumClean	Tantalum	UNITED STATES
Resind Industria e Comercio Ltda.	Tantalum	BRAZIL
RFH Yancheng Jinye New Material Technology Co., Ltd.	Tantalum	CHINA
Taki Chemical Co., Ltd.	Tantalum	JAPAN
TANIOBIS Co., Ltd.	Tantalum	THAILAND
TANIOBIS GmbH	Tantalum	GERMANY
TANIOBIS Japan Co., Ltd.	Tantalum	JAPAN
TANIOBIS Smelting GmbH & Co. KG	Tantalum	GERMANY
Telex Metals	Tantalum	UNITED STATES
Ulba Metallurgical Plant JSC	Tantalum	KAZAKHSTAN
XIMEI RESOURCES (GUANGDONG) LIMITED	Tantalum	CHINA
XinXing Haorong Electronic Material Co., Ltd.	Tantalum	CHINA
Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
Alpha Assembly Solutions Inc	Tin	UNITED STATES
Aurubis Beerse	Tin	BELGIUM
Aurubis Berango	Tin	SPAIN
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CHINA
Chifeng Dajingzi Tin Industry Co., Ltd.	Tin	CHINA
China Tin Group Co., Ltd.	Tin	CHINA
Conecsus LLC*	Tin	UNITED STATES
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda*	Tin	BRAZIL
CRM Synergies EMEA, S.L.U.	Tin	SPAIN

Smelter or Refiner Name	Mineral	Smelter or Refiner Location
CV Ayi Jaya	Tin	INDONESIA
Dongguan Best Alloys Co., Ltd.	Tin	CHINA
Dowa	Tin	JAPAN
EM Vinto	Tin	BOLIVIA, PLURINATIONAL STATE OF
Estanho de Rondonia S.A.	Tin	BRAZIL
Fabrica Auricchio Industria e Comercio Ltda.	Tin	BRAZIL
Fenix Metals	Tin	POLAND
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CHINA
Global Advanced Metals Greenbushes Pty Ltd.	Tin	AUSTRALIA
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	CHINA
HuiChang Hill Tin Industry Co., Ltd.	Tin	CHINA
Jiangxi New Nanshan Technology Ltd.*	Tin	CHINA
Luna Smelter, Ltd.	Tin	RWANDA
Magnu's Minerais Metais e Ligas Ltda.	Tin	BRAZIL
Malaysia Smelting Corporation Berhad (Port Klang)	Tin	MALAYSIA
Melt Metais e Ligas S.A.*	Tin	BRAZIL
Metallic Resources, Inc.	Tin	UNITED STATES
Mineracao Taboca S.A.	Tin	BRAZIL
Mining Minerals Resources SARL	Tin	CONGO, DEMOCRATIC REPUBLIC OF THE
Minsur	Tin	PERU
Mitsubishi Materials Corporation	Tin	JAPAN
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	THAILAND
O.M. Manufacturing Philippines, Inc.	Tin	PHILIPPINES
Operaciones Metalurgicas S.A.	Tin	BOLIVIA, PLURINATIONAL STATE OF
P Kay Metal, Inc	Tin	UNITED STATES
PT Arsed Indonesia	Tin	INDONESIA
PT Artha Cipta Langgeng*	Tin	INDONESIA
PT ATD Makmur Mandiri Jaya	Tin	INDONESIA
PT Bangka Prima Tin	Tin	INDONESIA
PT Cipta Persada Mulia	Tin	INDONESIA
PT Masbro Alam Stania*	Tin	INDONESIA
PT Mitra Stania Prima	Tin	INDONESIA
PT Mitra Sukses Globalindo	Tin	INDONESIA
PT Premium Tin Indonesia	Tin	INDONESIA
PT Prima Timah Utama	Tin	INDONESIA
PT Putera Sarana Shakti (PT PSS)	Tin	INDONESIA
PT Rajehan Ariq	Tin	INDONESIA

Smelter or Refiner Name	Mineral	Smelter or Refiner Location
PT Timah Tbk Kundur	Tin	INDONESIA
PT Timah Tbk Mentok	Tin	INDONESIA
Resind Industria e Comercio Ltda.	Tin	BRAZIL
Rui Da Hung	Tin	TAIWAN
Super Ligas	Tin	BRAZIL
Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Tin	JAPAN
Thaisarco	Tin	THAILAND
Tin Smelting Branch of Yunnan Tin Co., Ltd.	Tin	CHINA
Tin Technology & Refining	Tin	UNITED STATES
White Solder Metalurgia e Mineracao Ltda.	Tin	BRAZIL
Woodcross Smelting Company Limited	Tin	UGANDA
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Tin	CHINA
A.L.M.T. Corp.	Tungsten	JAPAN
Asia Tungsten Products Vietnam Ltd.	Tungsten	VIET NAM
China Molybdenum Tungsten Co., Ltd.	Tungsten	CHINA
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CHINA
Cronimet Brasil Ltda	Tungsten	BRAZIL
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CHINA
Global Tungsten & Powders LLC	Tungsten	UNITED STATES
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CHINA
H.C. Starck Tungsten GmbH	Tungsten	GERMANY
Hubei Green Tungsten Co., Ltd.	Tungsten	CHINA
Japan New Metals Co., Ltd.	Tungsten	JAPAN
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CHINA
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CHINA
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CHINA
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CHINA
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CHINA
Jing Yuan Tungsten Technology Co., Ltd.	Tungsten	TAIWAN
KENEE MINING VIETNAM COMPANY LIMITED	Tungsten	VIET NAM
Kennametal Fallon	Tungsten	UNITED STATES
Kennametal Huntsville	Tungsten	UNITED STATES
LAOS SOUTHERN MINING SMELTING SOLE CO., LTD*	Tungsten	LAO PEOPLE'S DEMOCRATIC REPUBLIC
Lianyou Metals Co., Ltd.	Tungsten	TAIWAN
Lianyou Resources Co., Ltd.	Tungsten	TAIWAN
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CHINA
Masan High-Tech Materials	Tungsten	VIET NAM
Niagara Refining LLC	Tungsten	UNITED STATES
Philippine Bonway Manufacturing Industrial Corporation	Tungsten	PHILIPPINES

Smelter or Refiner Name	Mineral	Smelter or Refiner Location
Philippine Carreytech Metal Corp.*	Tungsten	PHILIPPINES
Philippine Chuangxin Industrial Co., Inc.	Tungsten	PHILIPPINES
S.P.T. spol.s r.o.	Tungsten	CZECHIA
Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	Tungsten	CHINA
TANIOBIS Smelting GmbH & Co. KG	Tungsten	GERMANY
Tungamoy Metals Inc.	Tungsten	KOREA, REPUBLIC OF
Tungsten Vietnam Joint Stock Company	Tungsten	VIET NAM
Uzbekistan Technological Metallurgical Complex JSC*	Tungsten	UZBEKISTAN
Wolfram Bergbau und Huetten AG	Tungsten	AUSTRIA
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CHINA
Xiamen Tungsten Co., Ltd.	Tungsten	CHINA

The following notes apply to Annex I above:

____________________

(1)

The smelters and refiners identified in Annex 1 are “Conformant” (as such term is defined below) except for those that are marked with an asterisk (*), which are “Active” (as such term is defined below).

(2)

“Conformant” means that a smelter or refiner was conformant with the RMAP assessment protocols or the equivalent cross-recognized assessment programs of the London Bullion Market Association and the Responsible Jewellery Council. Smelters and refiners with a “re-assessment in progress” are still considered to be RMAP conformant.

(3)	“Active” means that the smelter or refiner is currently engaged in the RMAP but for which a conformance determination has not been made.

(4)

The designations of Conformant and Active and the smelter or refiner location reflected in the table are based solely on information made publicly available by the RMI, without independent verification by us.

ANNEX II

List of Verified Facilities Not Otherwise Listed as Conformant or Active

Smelter or Refiner Name	Mineral	Smelter or Refiner Location
African Gold Refinery	Gold	UGANDA
Albino Mountinho Lda.	Gold	PORTUGAL
Alexy Metals	Gold	UNITED STATES
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	TURKEY
Attero Recycling Pvt Ltd	Gold	INDIA
AU Traders and Refiners	Gold	SOUTH AFRICA
Augmont Enterprises Private Limited	Gold	INDIA
Aurubis AG, Hamburg	Gold	GERMANY
Caridad	Gold	MEXICO
CGR Metalloys Pvt Ltd.	Gold	INDIA
Degussa Sonne / Mond Goldhandel GmbH	Gold	GERMANY
Dijllah Gold Refinery FZC	Gold	UNITED ARAB EMIRATES
Emerald Jewel Industry India Limited (Unit 1)	Gold	INDIA
Emerald Jewel Industry India Limited (Unit 2)	Gold	INDIA
Emerald Jewel Industry India Limited (Unit 3)	Gold	INDIA
Emerald Jewel Industry India Limited (Unit 4)	Gold	INDIA
Emirates Gold DMCC	Gold	UNITED ARAB EMIRATES
Fidelity Printers and Refiners Ltd.	Gold	ZIMBABWE
Fujairah Gold FZC	Gold	UNITED ARAB EMIRATES
Gasabo Gold Refinery Ltd	Gold	RWANDA
GGC Gujrat Gold Centre Pvt. Ltd.	Gold	INDIA
Gold Coast Refinery	Gold	GHANA
Guangdong Jinding Gold Limited	Gold	CHINA
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold	CHINA
Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold	CHINA
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Gold	CHINA
HwaSeong CJ CO., LTD.	Gold	KOREA, REPUBLIC OF
Industrial Refining Company	Gold	BELGIUM
JALAN & Company	Gold	INDIA
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	RUSSIAN FEDERATION
JSC Novosibirsk Refinery	Gold	RUSSIAN FEDERATION
JSC Uralelectromed	Gold	RUSSIAN FEDERATION
K.A. Rasmussen	Gold	NORWAY
Kaloti Precious Metals	Gold	UNITED ARAB EMIRATES
Kazakhmys Smelting LLC	Gold	KAZAKHSTAN
KGHM Polska Miedz S.A. Oddzial Huta Miedzi, Glogow	Gold	POLAND
Kundan Care Products Ltd.	Gold	INDIA

Smelter or Refiner Name	Mineral	Smelter or Refiner Location
Kyshtym Copper-Electrolytic Plant ZAO	Gold	RUSSIAN FEDERATION
L'azurde Company For Jewelry	Gold	SAUDI ARABIA
Lingbao Gold Co., Ltd.	Gold	CHINA
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold	CHINA
L'Orfebre S.A.	Gold	ANDORRA
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold	CHINA
Marsam Metals	Gold	BRAZIL
MD Overseas	Gold	INDIA
Metallix Refining Inc.	Gold	UNITED STATES
Modeltech Sdn Bhd	Gold	MALAYSIA
Morris and Watson	Gold	NEW ZEALAND
Moscow Special Alloys Processing Plant	Gold	RUSSIAN FEDERATION
Naoshima Smelter & Refinery	Gold	JAPAN
NOBLE METAL SERVICES	Gold	UNITED STATES
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Gold	RUSSIAN FEDERATION
Pease & Curren	Gold	UNITED STATES
Penglai Penggang Gold Industry Co., Ltd.	Gold	CHINA
Prioksky Plant of Non-Ferrous Metals	Gold	RUSSIAN FEDERATION
QG Refining, LLC	Gold	UNITED STATES
Refinery of Seemine Gold Co., Ltd.	Gold	CHINA
Sabin Metal Corp.	Gold	UNITED STATES
Sai Refinery	Gold	INDIA
Samduck Precious Metals	Gold	KOREA, REPUBLIC OF
SAMWON METALS Corp.	Gold	KOREA, REPUBLIC OF
Shandong Humon Smelting Co., Ltd.	Gold	CHINA
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold	CHINA
SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	Gold	CHINA
Shenzhen Zhonghenglong Real Industry Co., Ltd.	Gold	CHINA
Shirpur Gold Refinery Ltd.	Gold	INDIA
Singway Technology Co., Ltd.	Gold	TAIWAN
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	RUSSIAN FEDERATION
Sovereign Metals	Gold	INDIA
State Research Institute Center for Physical Sciences and Technology	Gold	LITHUANIA
Sudan Gold Refinery	Gold	SUDAN
Super Dragon Technology Co., Ltd.	Gold	TAIWAN
Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	Gold	CHINA
Torecom	Gold	KOREA, REPUBLIC OF
Umicore Precious Metals Thailand	Gold	THAILAND

Smelter or Refiner Name	Mineral	Smelter or Refiner Location
WEEEREFINING	Gold	FRANCE
Yunnan Copper Southwest Copper Branch	Gold	CHINA
5D Production OU	Tantalum	ESTONIA
Solikamsk Magnesium Works OAO	Tantalum	RUSSIAN FEDERATION
An Vinh Joint Stock Mineral Processing Company	Tin	VIET NAM
Cendres + Metaux S.A.	Tin	SWITZERLAND
Dongguan CiEXPO Environmental Engineering Co., Ltd.	Tin	CHINA
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin	VIET NAM
Gejiu City Fuxiang Industry and Trade Co., Ltd.	Tin	CHINA
Gejiu Kai Meng Industry and Trade LLC	Tin	CHINA
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	CHINA
Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin	CHINA
Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	Tin	CHINA
Ma'anshan Weitai Tin Co., Ltd.	Tin	CHINA
Malaysia Smelting Corporation (MSC)	Tin	MALAYSIA
Modeltech Sdn Bhd	Tin	MALAYSIA
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin	VIET NAM
Novosibirsk Tin Combine	Tin	RUSSIAN FEDERATION
Pongpipat Company Limited	Tin	MYANMAR
Precious Minerals and Smelting Limited	Tin	INDIA
PT Panca Mega Persada	Tin	INDONESIA
RIKAYAA GREENTECH PRIVATE LIMITED	Tin	INDIA
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin	VIET NAM
VQB Mineral and Trading Group JSC	Tin	VIET NAM
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	CHINA
ACL Metais Eireli	Tungsten	BRAZIL
Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Tungsten	BRAZIL
Artek LLC	Tungsten	RUSSIAN FEDERATION
CNMC (Guangxi) PGMA Co., Ltd.	Tungsten	CHINA
DONGKUK INDUSTRIES CO., LTD.	Tungsten	KOREA, REPUBLIC OF
Fujian Xinlu Tungsten Co., Ltd.	Tungsten	CHINA
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CHINA
Geo Enterprise	Tungsten	GEORGIA
HANNAE FOR T Co., Ltd.	Tungsten	KOREA, REPUBLIC OF
Hunan Jintai New Material Co., Ltd.	Tungsten	CHINA
Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	Tungsten	CHINA
Hydrometallurg, JSC	Tungsten	RUSSIAN FEDERATION
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Tungsten	CHINA

Smelter or Refiner Name	Mineral	Smelter or Refiner Location
JSC "Kirovgrad Hard Alloys Plant"	Tungsten	RUSSIAN FEDERATION
LLC Vostok	Tungsten	RUSSIAN FEDERATION
MALAMET SMELTING SDN. BHD.	Tungsten	MALAYSIA
Moliren Ltd.	Tungsten	RUSSIAN FEDERATION
Nam Viet Cromit Joint Stock Company	Tungsten	VIET NAM
NPP Tyazhmetprom LLC	Tungsten	RUSSIAN FEDERATION
OOO “Technolom” 1	Tungsten	RUSSIAN FEDERATION
OOO “Technolom” 2	Tungsten	RUSSIAN FEDERATION
Unecha Refractory Metals Plant	Tungsten	RUSSIAN FEDERATION
YUDU ANSHENG TUNGSTEN CO., LTD.	Tungsten	CHINA